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                                                                Exhibit 99.1

[SOLUTIA logo]                                  News



                                             SOLUTIA INC.
                                             575 Maryville Centre Drive
                                             St. Louis, Missouri 63141

                                             P.O. Box 66760
                                             St. Louis, Missouri 63166-6760

   FOR IMMEDIATE RELEASE
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                                     MEDIA: Dan Jenkins (314) 674-8552
                                     INVESTORS: Tim Spihlman (314) 674-5206




              SOLUTIA TO BUY OUT MEXICAN JOINT VENTURE PARTNER


TRANSACTION WILL HELP MEET INCREASING GLOBAL DEMAND FOR SOLUTIA PVB INTERLAYERS
              USED IN AUTOMOTIVE AND ARCHITECTURAL APPLICATIONS


ST. LOUIS AND PUEBLA, MEXICO - NOVEMBER 28, 2005 - Solutia Inc. (OTCBB:
SOLUQ), the world leader in the production and sale of polyvinyl butyral
(PVB) interlayers, today announced it has reached a definitive agreement with Vitro Plan, S.A. de C.V. (NYSE: VTO; BMV: VITROA), to purchase Vitro Plan's 51 percent stake in its joint venture with Solutia, known as Quimica M, S.A. de C.V. As a result, Solutia will become the sole owner of Quimica
M. Additionally, Solutia and certain affiliates of Vitro Plan will be entering into agreements under which Solutia will supply those Vitro affiliates with 100 percent of their requirements for Saflex(R) and Vanceva(R) PVB interlayer products. This purchase and the related transactions are subject to bankruptcy court approval, the approval of the parties' respective boards of directors, and the Mexican Competition Commission.
         The Quimica M joint venture produces PVB interlayers at a plant in Puebla, Mexico. These interlayers are used by major glass producers such as Vitro to make laminated glass for use in automobiles and buildings.


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          "This acquisition is another important step forward in our reorganization," said Jeffry N. Quinn, president and CEO, Solutia Inc. "One of the basic tenets of our reorganization strategy is to improve our asset portfolio. This acquisition, in addition to the recently announced construction of our Laminated Glazing Interlayers (LGI) plant in Suzhou, China, significantly enhances the strategic position of our LGI business."
          Mitch Pulwer, general manager of Solutia's LGI business, said, "Solutia has a long history working with Vitro Plan and affiliates to grow its glass business. We look forward to continuing and strengthening this important relationship."
         Pulwer added, "This transaction is an important component of the strategy to optimize our worldwide production of PVB interlayer for the benefit of our customers. The Puebla plant offers a proven supply of the world's premier PVB interlayers. As a result, we will have greater flexibility in meeting the needs of customers and in scheduling our worldwide manufacturing operations as efficiently as possible. And, we will continue to invest throughout the world as both technology and capacity needs arise."
         Commissioned in 1995, the Puebla plant operates state-of-the-art PVB interlayer manufacturing lines using the same Solutia technology used at other Solutia production sites. The plant is ideally situated to allow Solutia to directly supply PVB interlayers to the growing Mexican market, as well as to customers in other world areas.
         "The LGI business plays a critical role in our growth strategy for the Performance Products Division," said Luc De Temmerman, president of Solutia's Performance Products Division. "As a global division, we are continuously evaluating opportunities to further develop our presence in


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areas with significant growth potential, such as Mexico and China."
         This agreement comes less than three months after Solutia announced that it is beginning construction of a new Saflex and Vanceva PVB interlayer plant in Suzhou, China. Solutia's LGI business presently manufactures PVB interlayers at Ghent, Belgium; Sao Jose Dos Campos, Brazil; Springfield, Mass., USA; and Trenton, Mich., USA. It also has a PVB finishing center, distribution center and regional customer service center in Singapore.
         In addition to being the world's largest producer and seller of PVB interlayers, Solutia is the global leader in PVB innovation, quality and reliability. When laminated between layers of glass, PVB interlayers greatly enhance the performance characteristics of glass, providing benefits such as security, solar protection, sound attenuation, safety and style. Laminated glass made with Saflex PVB is used in applications for automobiles and buildings. In addition to Saflex, Solutia manufactures Vanceva high-performance interlayers, providing customers the world's most innovative portfolio of laminated glass interlayers.
         For more information about Solutia's LGI products, visit: http://www.solutiaautomotive.com, http://www.saflex.com and http://www.vanceva.com.

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NOTES TO EDITOR:
     o   Saflex and Vanceva are registered trademarks of Solutia Inc.

     o Interviews are available with Mitch Pulwer, general manager, Laminated Glazing Interlayers, Solutia Inc., by contacting Dan Jenkins at (314) 674-8552.

FORWARD LOOKING STATEMENTS

         This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not


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guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward-Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports and filings can be accessed through the "Reorganization" and "Investors" sections of Solutia's website at www.solutia.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.


CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.

ST. LOUIS AND PUEBLA, MEXICO

11/28/05






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